UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 29, 2018

____________________

Mercantile Bank Corporation

(Exact name of registrant as specified in its charter)

Michigan	000-26719	38-3360865
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

310 Leonard Street NW, Grand Rapids, Michigan	49504
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	616-406-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements and Change in Control Agreements

On November 29, 2018, Mercantile Bank Corporation (“Mercantile”) and Mercantile Bank of Michigan (the “Bank”) and each named executive officer listed below entered into an amended and restated employment agreement to be effective as of December 31, 2018. The material terms of the employment agreement for each of Robert B. Kaminski, Jr., Charles E. Christmas, Raymond E. Reitsma, Robert T. Worthington and Lonna L. Wiersma are as follows:

■

Each agreement provides for an employment term of three years. The term will automatically extend for an additional year as of each December 31 unless notice of non-extension is given by Mercantile, the Bank or the officer.

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Each agreement provides that the Board of Directors of the Bank will establish the officer's annual base salary, which will not be less than the annual base salary for the immediately preceding year. The officer is also entitled to receive bonuses and other discretionary compensation as awarded by the Board of Directors of Mercantile or the Bank.

■	The officer is entitled to the payment of base salary for the remainder of the employment term if his or her employment terminates due to disability.

■

If the officer dies, the Bank will pay his or her legal representative a lump sum death benefit in the following amounts: Mr. Kaminski - $300,000; Mr. Christmas - $200,000; Mr. Reitsma - $200,000; Mr. Worthington - $100,000; and Ms. Wiersma - $100,000.

■

In the event of a termination without cause or a "good reason" termination, each officer will receive the greater of his or her annual base salary payable for the remainder of the employment term, or a specified amount, payable in 18 monthly installments.

■

After the employment term but before age 65, if the officer's employment terminates without cause or his or her annual base salary is reduced without consent and without cause, the Bank will pay each officer a specified amount in 18 monthly installments.

■	Each officer agreed not to compete with Mercantile, the Bank or any of their affiliates for a period of 18 months following termination of employment.

Effective December 31, 2018, Mercantile, the Bank and each named executive officer entered into an amended and restated change in control agreement dated as of November 29, 2018. The change in control agreement for each of Mr. Reitsma, Mr. Worthington, and Ms. Wiersma is attached as an addendum to his or her respective employment agreement.

Each officer’s change in control agreement provides that if the officer's employment is terminated without cause or in the event of a "good reason" termination within 24 months after a change in control, the officer will receive a lump sum payment in the following amount, in addition to any other payments owing under the officer’s employment agreement: Mr. Kaminski - $500,000; Mr. Christmas - $350,000; Mr. Reitsma - $350,000; Mr. Worthington - $250,000; and Ms. Wiersma - $250,000.

Pursuant to the terms of his Amended and Restated Employment Agreement, Mr. Reitsma, who currently serves as the President of the Bank, will also serve as an Executive Vice President of Mercantile.

The foregoing description of each of the agreements is qualified in its entirety by reference to the agreements attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7, respectively.

Equity Incentive Grants

On November 29, 2018, the Compensation Committee of the Board of Directors of Mercantile authorized equity incentive grants of shares of performance-based restricted stock to Mercantile’s named executive officers under Mercantile’s Stock Incentive Plan of 2016 (the “Incentive Plan’). The grants were made to incentivize continuous improvements in corporate performance and increasing shareholder value over the long term. As a condition of accepting the grants, each recipient will be required to execute a Performance-Based Restricted Stock Award Agreement. The grants are also subject to the terms and conditions of the Incentive Plan.

Each grant of performance-based restricted stock to the named executive officers would vest at the end of a 3-year performance period (January 1, 2019-December 31, 2021), depending on whether Mercantile satisfied pre-determined performance goals. The performance goals would be set at a target performance level. If Mercantile met the target performance level, the officers would be vested in the number of shares designated as the “target award.” Performance levels would also be set at a maximum level to provide an incentive for superior performance, and at a threshold level, below which no shares would be earned. Depending on Mercantile’s performance relative to the performance goals, the named executive officers could earn between 0% and 150% of the target award. Vesting of shares at the target level may be accelerated under certain circumstances, including in the event of a change of control, death, disability, retirement, or termination by Mercantile without cause. The Compensation Committee may also accelerate vesting in its discretion.

The number of shares of performance-based restricted stock awarded to our named executive officers at the target level are listed below:

Shares of Performance Based Restricted Stock
Robert B. Kaminski, Jr.	7,841
Charles E. Christmas	5,302
Raymond E. Reitsma	5,244
Robert T. Worthington	3,268
Lonna L. Wiersma	2,978

The foregoing description of the grants is qualified in its entirety by the terms and conditions set forth in the Form of Performance-Based Restricted Stock Award Agreement for the 2019-2021 performance period, a copy of which is attached as Exhibit 10.8 hereto, and incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement of Robert B. Kaminski Jr. dated November 29, 2018, effective December 31, 2018

10.2	Amended and Restated Employment Agreement of Charles E. Christmas dated November 29, 2018, effective December 31, 2018

10.3	Amended and Restated Employment Agreement of Raymond E. Reitsma dated November 29, 2018, effective December 31, 2018

10.4	Amended and Restated Employment Agreement of Robert T. Worthington dated November 29, 2018, effective December 31, 2018

10.5	Amended and Restated Employment Agreement of Lonna L. Wiersma dated November 29, 2018, effective December 31, 2018

10.6	Amended and Restated Change in Control Agreement of Robert B. Kaminski Jr. dated November 29, 2018, effective December 31, 2018

10.7	Amended and Restated Change in Control Agreement of Charles E. Christmas dated November 29, 2018, effective December 31, 2018

10.8	Form of Performance Based Restricted Stock Award Agreement

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bank Corporation

By:	/s/ Charles E. Christmas
Charles E. Christmas
Executive Vice President, Chief Financial Officer and Treasurer

Date: December 3, 2018

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